Exhibit 99.3

StablecoinX Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

	March 31,	December 31,
	2026	2025
Assets:
Current assets:
Total current assets	$-	$-
Total assets	$-	$-

Liabilities and stockholder’s deficit:
Current liabilities:
Accrued expenses	$51,531	$18,900
Accrued expenses - related party (Note 7)	32,675	29,663
Total current liabilities	84,206	48,563
Total liabilities	84,206	48,563

Commitments and contingencies (Note 4)

Stockholder’s deficit:
Class A common stock - $0.0001 par value; 10,000,000 shares authorized; zero shares issued or outstanding	-	-
Class B common stock - $0.0001 par value; 1,000,000 shares authorized; 1 share issued and outstanding	-	-
Additional paid-in capital	-	-
Accumulated deficit	(84,206)	(48,563)
Total stockholder’s deficit	(84,206)	(48,563)
Total liabilities and stockholder’s deficit	$-	$-

See accompanying notes to the consolidated financial statements.

StablecoinX Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the three-month period ending March 31, 2026 (unaudited)

March 31,
2026
Operating expenses:
Selling, general and administrative	$35,643
Total operating expenses	35,643
Loss from operations	(35,643)
Net loss	$(35,643)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	1

Net loss per share attributable to the common stockholder, basic and diluted	$(35,643)

See accompanying notes to the consolidated financial statements.

StablecoinX Inc. and Subsidiaries

Condensed Consolidated Statements of Stockholder’s Deficit

For the three-month period ending March 31, 2026 (unaudited)

	Class A		Class B		Additional		Total
	Common Stock		Common Stock		Paid-In	Accumulated	Stockholder’s
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2025	-	$-	1	$-	$-	$(48,563)	$(48,563)
Net loss	-	-	-	-	-	(35,643)	(35,643)
Balance at March 31, 2026	-	$-	1	$-	$-	$(84,206)	$(84,206)

See accompanying notes to the consolidated financial statements.

StablecoinX Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

For the three-month period ending March 31, 2026 (unaudited)

March 31,
2026

Cash flows from operating activities:
Net loss	$(35,643)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accrued expenses	32,631
Accrued expenses - related party (Note 7)	3,012
Net cash used in operating activities	-

Cash flows from investing activities:
-
Net cash used in investing activities	-

Cash flows from financing activities:
-
Net cash provided by financing activities	-

Net change in cash	-
Cash - beginning of period	-
Cash - end of period	$-

See accompanying notes to the consolidated financial statements.

StablecoinX Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2026

Note 1. Description of Business

StablecoinX Inc., the “Company” or “Pubco” (together with its two wholly-owned subsidiaries StableCoinX SPAC Merger Sub LLC (“SPAC Merger Sub”), and StableCoinX Company Merger Sub, Inc. (“Company Merger Sub”)) was incorporated on July 7, 2025 as a Delaware corporation. The Company has selected December 31 as its fiscal year end.

On July 21, 2025, as amended, the Company entered into a business combination agreement (the “Business Combination Agreement”) with TLGY Acquisition Corporation, a Cayman Island exempted company (“TLGY”), and StablecoinX Assets Inc. (“SC Assets”). Following the closing (the “Closing”) of the proposed business combination (the “Business Combination”) between the Company, SPAC Merger Sub, Company Merger Sub, StablecoinX Assets Inc. (“Opco”) and TLGY Acquisition Corp. (“TLGY”), TLGY and Opco will become wholly owned subsidiaries of Pubco and the ongoing business operations of the Company will be that of Opco. Opco is an infrastructure software and services company focused on supporting the Ethena ecosystem, including its digital dollar products, particularly USDe. Following the Closing, the Company intends to operate through three core business lines: Infrastructure Services, Infrastructure Software, and Distribution Services.

Infrastructure Services

SC Assets currently operates and, following the Closing, the Company intends to operate, two infrastructure services:

Validator Services — A full-stack validator node live since October 2025, with all underlying intellectual property owned by SC Assets through its perpetual non-exclusive royalty-free software license (“License Agreement”) with Schulz von Jacob Ltd. (“SVJ”), a company that is owned by the Chief Technology Officer of SC Assets.

Decentralized Verifier Node (DVN) Services — Live since November 2025, serving as a cross-chain verifier for the Ethena ecosystem across multiple chains. Subsequent to the quarter ended March 31, 2026, on April 14, 2026, SC Assets entered in a DVN Services Agreement with Ethena OpCo Ltd., a subsidiary of the Ethena Foundation, that sets forth a commercial agreement whereby Ethena Opco Ltd. will pay SC Assets a service fee equal to 1 basis point on briefed volume processed through SC Assets’ DVN.

Infrastructure Software and Distribution Services

Infrastructure Software – SC Assets is currently developing a comprehensive middleware API platform designed to enable businesses to integrate with Ethena’s USDe and related products. This platform is expected to provide the tools and technology to allow corporate enterprises, payment providers, small business, and financial institutions to integrate an issuer’s stablecoin across various use cases, whether for treasury operations, payments, or foreign exchange transfers.

Distribution Services – SC Assets’ Distribution Services business is intended to facilitate and capitalize on the broader adoption of Ethena’s digital dollar products, including USDe and USDtb (“Ethena Products”), by traditional financial institutions, asset managers, and investors.

StablecoinX Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2026

Business Combination

On January 21, 2026 the Business Combination Agreement was amended to extend the Outside Date (as defined in the Business Combination Agreement) to April 21, 2026. On April 21, 2026, the Business Combination Agreement was again amended to extend the Outside Date to July 21, 2026.

Pursuant to the Business Combination Agreement, upon the consummation of the transactions contemplated thereby, SPAC Merger Sub will merge with and into TLGY , with TLGY continuing as the surviving company (the “SPAC Merger”), and immediately following the SPAC Merger, the Company’s second subsidiary, Company Merger Sub, will merge with and into SC Assets, with SC Assets continuing as the surviving company (the “Company Merger”, and together with the SPAC Merger, the “Mergers”), as a result of which the holders of shares of SC Assets’ Class A common stock, par value $0.0001 per share, will receive one share of the Company’s Class A Common Stock for each share of the SC Assets’ Class A Common Stock and holders of the SC Assets’ Class B common stock, par value $0.0001 per share will receive one share of the Company’s Class A Common Stock and one share of the Company’s Class B common stock, par value $0.0001 per share, for each share of the SC Assets’ Class B Common stock.

As a result of the Mergers and the other transactions contemplated by the Business Combination Agreement (the “Transactions”), TLGY and SC Assets will become wholly-owned subsidiaries of Pubco and Pubco will become a publicly traded company.

The Company was founded by Young Cho, who is also the Chief Executive Officer and Director of TLGY and SC Assets.

Liquidity and Going Concern

The Company’s unaudited condensed consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will be able to meet its obligations and continue its operations to support the closing of the pending Business Combination Agreement during the twelve months following the issuance of these unaudited condensed consolidated financial statements. These unaudited condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

The Company’s ability to continue to meet its obligations, to achieve its business objectives and continue as a going concern is dependent upon several factors, primarily being the consummation of the planned SPAC transaction. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Codification (“ASC”)Subtopic – 205-40, “Presentation of Financial Statements – Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through a year from the date these unaudited condensed consolidated financial statements are available to be issued.

StablecoinX Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2026

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements, which include the financial statements of the Company and its wholly-owned subsidiaries, have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and reflect all adjustments, including normal recurring adjustments and the elimination of all intercompany balances and transactions, which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with U.S. GAAP.

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements in accordance with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods presented. Actual results could differ from these estimates.

Income Taxes

The Company is subject to income taxes in the U.S. The Company uses the asset-and-liability method for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the unaudited condensed consolidated financial statement carrying amounts and tax bases of assets and liabilities and operating loss and tax credit carryforwards and are measured using the enacted tax rates that are expected to be in effect when the differences reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established on a jurisdiction-by-jurisdiction basis when necessary to reduce deferred tax assets to an amount that, in the opinion of management, is more likely than not to be realized.

Net Loss Per Share

Basic and diluted net loss per share attributable to the common stockholder is presented in conformity with the two-class method required for participating securities. The two-class method determines net income (loss) per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income (loss) available to the common stockholder for the period to be allocated between common and participating securities based upon their respective rights to shares in undistributed earnings as if all income (loss) for the period had been distributed.

As of March 31, 2026 and December 31, 2025, the Company has no other participating securities other than the two classes of common stock.

Basic net loss per share is calculated by dividing the net loss attributable to the common stockholder by the weighted-average number of common stock outstanding during the period, without consideration of potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss attributable to common the stockholder by the weighted-average number of common stock and potentially dilutive securities outstanding for the period.

As of March 31, 2026 and December 31, 2025, the Company has no securities that provided a potentially dilutive impact to the computation for the period presented.

StablecoinX Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2026

Recently Adopted Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU enhances the transparency and decision usefulness of income tax disclosures. The Company adopted the accounting standard as of January 1, 2026. The adoption did not have a material impact on its unaudited condensed consolidated financial statements.

In September 2025, the FASB issued ASU 2025-06, Targeted Improvements to the Accounting for Internal-Use Software. This ASU amends the existing standard to remove all references to prescriptive and sequential software development project stages. Under this guidance, eligible software development costs will begin capitalization when management has authorized and committed to funding the software project, and it is probable that the project will be completed and the software will be used to perform the function intended. This guidance was early adopted as of January 1, 2026. The adoption had no impact to the Company’s unaudited condensed consolidated financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

Note 3. Common Stock

At March 31, 2026 and December 31, 2025, there were 11,000,000 shares of common stock authorized, of which 10,000,000 were Class A common stock and 1,000,000 were Class B common stock. As of March 31, 2026 and December 31, 2025, there were zero and 1 share of Class A common stock and Class B common stock issued and outstanding, respectively. Holders of Class A common stock are not entitled to vote. Holders of Class B common stock are entitled to one vote per share held.

2026 Stock Inventive Plan

On March 17, 2026, The Company’s Board of Directors approved the Company’s 2026 Stock Inventive Plan (“Incentive Plan”) that will take effect upon the closing of the Business Combination. Once effective, the Incentive Plan provide the Company the option of providing equity and other incentive-based compensation opportunities to selected officers, employees, non-employee directors, and consultants of the Company and its subsidiaries. Upon consummation of the Business Combination, the Company will reserve seven and one-half percent (7.5%), as the total number of Company’s Class A Common shares, on a fully diluted basis, as available under the Plan. Additionally, under the Incentive Plan, the maximum number of shares subject to awards during any fiscal year to any non-employee director, when taken together with any cash fees paid to the respective non-employee director during the fiscal year in respect to service provide, shall not exceed $500,000 in value.

Note 4. Commitments and Contingencies

Legal Proceedings

From time to time, the Company may become involved in claims or other legal matters arising in the ordinary course of business. The Company records accruals for outstanding legal proceedings when it is probable a liability will be incurred, and the amount of loss can be reasonably estimated. The Company does not believe that there are any pending legal proceedings or other loss contingencies that will, either individually or in the aggregate, have a material adverse effect on the Company’s unaudited condensed consolidated financial statements.

StablecoinX Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2026

Business Combination Agreement

The Business Combination Agreement contains certain termination rights, including, among others, that the Business Combination Agreement may be terminated as follows: (i) upon the mutual written consent of TLGY and SC Assets, (ii) by either TLGY or SC Assets if the closing has not occurred on or before six months from the date of the Business Combination Agreement, (iii) by written notice of either TLGY or SC Assets if a governmental authority shall have issued an order prohibiting the Transactions, (iv) by SC Assets in connection with an uncured breach of a representation, warranty, covenant or other agreement by TLGY, if the breach would result in the failure of the related condition to closing, (v) by SC Assets the Company if the TLGY board of directors publicly changes its recommendation with respect to the Business Combination Agreement and transactions and related shareholder approvals under certain circumstances detailed in the Business Combination Agreement, (vi) by TLGY in connection with an uncured breach of a representation, warranty, covenant or other agreement by the SC Assets or the Company, if the breach would result in the failure of the related condition to closing, or (vii) by either TLGY or SC Assets if the extraordinary general meeting is held and TLGY shareholder approval is not received. None of the parties to the Business Combination Agreement is required to pay a termination fee or reimburse any other party for its expenses as a result of a termination.

The Business Combination Agreement also contains obligations of the parties to use their reasonable best efforts to consummate the various transactions contemplated by the Business Combination Agreement and carrying out the private investment in public equity (“PIPE”) funding efforts in connection with the closing and PIPE subscription agreements (“PIPE Subscription Agreements”).

Other Arrangements entered into at the time of the Business Combination Agreement:

Contemporaneously with the execution of the Business Combination Agreement, the Company and other parties entered into the following agreements:

Collaboration Agreement

The Company, SC Assets, Ethena Foundation (“Ethena”) and Ethena OpCo Ltd (“the Ethena OpCo”) entered into a collaboration agreement (the “Collaboration Agreement”), pursuant to which Ethena agreed to provide the Company a right to participate in certain future offerings of Ethena’s native protocol governance token of Ethena (“ENA Token”) on terms no less favorable than other investors and to collaborate with the Company on an ongoing basis to support the operation of the Company’s infrastructure, staking and treasury activities of ENA Token and the Company’s public advocacy for the blockchain-based protocol and off-chain architecture and related systems for ENA Token (the “Ethena Protocol”) within the traditional finance ecosystem. Pursuant to the Collaboration Agreement, the Company agreed that its business would be to provide infrastructure, staking and other products and services to the Ethena Protocol and that it would not change such business, acquire digital assets other than ENA Token, or enter into a merger, acquisition, disposition or similar transaction that would have the effect of changing such business without the prior approval of the Investment Committee and a majority of the holders to the Company’s Class B Common Stock.

StablecoinX Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2026

The Collaboration Agreement will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms or (ii) Ethena delivering written notice of non-renewal within 90 days of the end of the term.

In addition, all parties to the Collaboration Agreement agreed to various actions in connection with the transactions contemplated by the PIPE Subscription Agreements (as defined below), including, but not limited to (i) using the Net Cash PIPE Proceeds as defined below) to purchase locked ENA Tokens (the “Locked ENA Tokens”) from Ethena OpCo in accordance with the Token Purchase Agreement (discussed below), and Ethena OpCo agreed to deposit such Locked ENA Token into the Custodial Account (as defined below), (ii) Ethena agreed, in the event that the consummation of the Transactions does not occur, to unlock a portion of the Locked ENA Tokens held in the Custodial Account in an amount equal to (x) the Net Cash PIPE Proceeds divided by (y) the seven day time weighted average price of ENA Token on Binance and Bybit on the date of the PIPE Subscription Agreements (the “ENA Return Amount”), (iii) the parties agreed to release the Locked ENA Tokens to the Company in the event that the Business Combination closes and (iv) the parties agreed to provide joint instructions to the Custodian (as defined below) to effectuate each of the foregoing transactions.

On September 5, 2025, the Company, SC Assets, Ethena and Ethena OpCo entered into an amended and restated collaboration agreement (the “A&R Collaboration Agreement”), which amended and restated the collaboration agreement entered into in connection with the signing of the Business Combination Agreement, to, among other things, take into account the Additional PIPE Subscription Agreements, the Additional Token Purchase Agreement and the transactions contemplated thereby, as well as any future additional PIPEs that may occur prior to the Business Combination.

Contribution Agreement

TLGY, SC Assets, the Company, and Ethena also entered into a contribution agreement (the “Contribution Agreement”), pursuant to which Ethena agreed to contribute $60 million of ENA Tokens, valued at a 30% discount to the fair market value of such ENA Token on the date of the Contribution Agreement, to SC Assets prior to the pending Transactions (the “ENA Contribution”), in exchange for a number of shares of the SC Assets’ Class B Common Stock, equal to (A) the ENA Contribution amount, divided by (B)(x) $10.00, multiplied by (y) a fraction, the numerator of which is (1) the ENA Fair Market Value at Signing (as defined below) and the denominator of which is (2) the ENA Fair Market Value at closing (as defined below). Immediately following the closing of the Business Combination, Ethena will beneficially own a majority of the voting power of the outstanding shares of the Company.

The Contribution Agreement will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms, (ii) the mutual written consent of the parties thereto, (iii) July 21, 2026 or (iv) if any of the conditions to closing as forth therein are not satisfied or waived as of the closing date (as defined therein).

This agreement was amended and restated on September 5, 2025. See below.

PIPE Subscription Agreements

Certain investors (the “PIPE Investors”) have agreed to make a private investment in SC Assets by purchasing shares of the SC Assets’ Class A Common Stock prior to the Business Combination (the “PIPE Shares”) in the aggregate amount of approximately $363.0 million, of which approximately $101 million will be paid in ENA Tokens (including the $60.0 million ENA Contribution) and approximately $262.0 million will be paid in cash, USDC or USDT (collectively, “Cash”) pursuant to the terms of the PIPE and related PIPE Subscription Agreements.

StablecoinX Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2026

On September 5, 2025, TLGY, the Company, SC Assets entered into an additional PIPE subscription agreements with certain investors, including Ethena OpCo and a related party who served as the founder of Ethena Labs, SA (the “Additional PIPE Investors”), pursuant to which such Additional PIPE Investors have agreed to purchase shares of the Company’s class A Common Stock prior to the Business Combination in the aggregate amount of approximately $530 million of which approximately $248 million will be paid in ENA Tokens and approximately $282 million will be paid in Cash (the “Additional PIPE Subscription Agreements”). To the extent the issuance of the PIPE Shares to an Additional PIPE Investor would cause such Additional PIPE Investor to own more than 9.90% of the total issued and outstanding shares of Pubco Class A Common Stock at the Closing (the “Beneficial Ownership Limitation”), then, the Additional PIPE Investor will receive a portion of their PIPE Shares in the form of the Company’s Class A Common Stock in an amount that would cause such Additional PIPE Investor to meet but not exceed the Beneficial Ownership Limitation, and a pre-funded warrant to purchase the remaining amount PIPE Shares (the “Pre-Funded Warrant”). The Pre-Funded Warrant is exercisable at any time after the original issuance date. The Additional PIPE Subscription Agreements are in substantially the same form as the Signing PIPE Subscription Agreements.

In accordance with the terms of the token purchase agreements dated July 31, 2025 and September 5, 2025 (defined below), promptly after the date of the PIPE Subscription Agreements and Additional Pipe Subscription Agreements, the net Cash proceeds from the PIPE, less up to $18.5 million of transaction expenses (the “Permitted Expense Amount” and such net amount, the “Net Cash PIPE Proceeds”), will be used to purchase the Locked ENA Tokens from Ethena OpCo, which will be deposited into a custodial account (the “Custodial Account”) established by StablecoinX for the benefit of the PIPE Investors who paid for their PIPE Shares in Cash (the “Cash PIPE Investors”). The Locked ENA Tokens and the Permitted Expense Amount will be held in the Custodial Account until the earlier of (i) the closing of the Business Combination and (ii) the termination of the Business Combination Agreement and/or the PIPE Subscription Agreements.

Following the Transactions, the Locked ENA Tokens and the Permitted Expense will be released from the Custodial Account and transferred to SC Assets and the Company. In the event that the Business Combination does not occur or the PIPE Subscription Agreement is terminated in accordance with their terms, Ethena will promptly unlock a portion of the Locked ENA Tokens held in the Custodial Account in an amount equal to the ENA Return Amount and the ENA Return Amount together with the Permitted Expense Amount (net of any fees and expenses related to the Custodial Account) will promptly be released on a pro rata basis, to the Cash PIPE Investors. To the extent any PIPE Investors who paid for their PIPE Shares with ENA Token had already delivered their ENA Token in accordance with the terms of the PIPE Subscription Agreement, such ENA Token would be promptly returned to such PIPE Investor.

Pursuant to the PIPE Subscription Agreements and Additional PIPE Subscription Agreements, TLGY and the Company have agreed to use commercially reasonable efforts to cause the shares of the Company’s Class A Common Stock into which the PIPE Shares will be converted upon consummation of the Company Merger to be registered in a registration statement.

StablecoinX Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2026

The PIPE Subscription Agreements and Additional PIPE Subscription Agreements and certain of its provisions will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms, (ii) the mutual written consent of the parties thereto, (iii) July 21, 2026 or (iv) if any of the conditions to closing as forth therein are not satisfied or waived as of the closing date (as defined therein).

Token Purchase Agreement

To facilitate the PIPE Subscription Agreements, SC Assets, solely in its capacity as administrative agent for the Cash PIPE Investors (as defined below) (the “Administrative Agent”) and Ethena OpCo entered into a token purchase agreement (the “Token Purchase Agreement”), in which Ethena OpCo agreed to sell the Locked ENA Token to StablecoinX, solely in its capacity as Administrative Agent, valued at a 30% discount to the fair market value of the ENA Tokens at the signing of the Token Purchase Agreement. These Locked ENA Tokens will be deposited by Ethena OpCo into the Custodial Account. The Locked ENA Tokens may not be transferred for a period of 48 months after the date of the Token Purchase Agreement, subject to earlier unlock and release from such transfer restrictions as follows: (i) 25% of the Locked ENA Token will be unlocked on the 12 month anniversary of the closing and (ii) the remaining 75% of the Locked ENA Token will be unlocked in 36 equal monthly installments thereafter.

Contemporaneous with the execution of the Additional PIPE Subscription Agreements and to facilitate the transactions contemplated by such agreements, SC Assets, as Administrative Agent for the Additional PIPE Investors who paid the purchase price for their PIPE Shares in Cash (the “Additional Cash PIPE Investors”) and Ethena OpCo entered into a second token purchase agreement (the “Additional Token Purchase Agreement”), pursuant to which, among other things, Ethena OpCo agreed to sell locked ENA Tokens (the “Additional Locked ENA Tokens”) to SC Assets, solely in its capacity as Administrative Agent, valued at $0.29 per ENA token. These Additional Locked ENA Tokens will be deposited by Ethena OpCo into a separate custodial account established by the Administrative Agent with Anchorage Digital Bank N.A. for the benefit of the Additional Cash PIPE Investors. The Additional Locked ENA Tokens may not be transferred for a period of 48 months after the date of the Additional Token Purchase Agreement, subject to earlier unlock and release from such transfer restrictions as follows: (i) 25% of the Additional Locked ENA Tokens will be unlocked on the twelve (12) month anniversary of Completion (as defined in the Additional Token Purchase Agreement) and (ii) the remaining 75% of the Additional Locked ENA Tokens will be unlocked in 36 equal monthly installments thereafter. The Additional Token Purchase Agreement is in substantially the same form as the token purchase agreement that was entered into in connection with the Signing PIPE Subscription Agreements.

TLGY Sponsor Support Agreement

The Company, TLGY, SC Assets, the TLGY Founder Shareholders and the other parties thereto, entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”), in which each TLGY Founder Shareholder agreed to exchange certain shares of the Company’s Class A Common Stock issued to them in respect of their Founder Shares (the “Exchanged Founder Shares”) for shares of the Company’s Class B Common Stock and the right to receive up to an aggregate of 3,000,000 newly issued shares of the Company’s Class A Common Stock (the “Earnout Shares”), and to exchange any SPAC Private Placement Warrants held by such shareholder for the right to receive up to 600,000 Earnout Shares, in each case, upon the achievement of certain performance and Class A price thresholds after the closing.

StablecoinX Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2026

On September 5, 2025, the Company, SC Assets TLGY, and certain holders of TLGY’s securities, entered into an amended and restated sponsor support agreement (the “Amended and Restated Sponsor Support Agreement”), which amended and restated the sponsor support agreement entered into in connection with the signing of the Business Combination Agreement, to, in light of the increased size of the PIPE, remove the earnout share mechanism and make it so that the aggregate number of Retained Shares (as defined in the Amended and Restated Sponsor Support Agreement) to be received by the holders of Founder Shares (as defined therein) and Private Placement Warrants (as defined therein) would be equal to 3% of the issued and outstanding shares of Pubco Class A Common Stock at Closing and an equal number of shares of Pubco Class B stock, to be issued to the SPAC Founder Shareholders and Private Placement Warrants.

The Amended and Restated Sponsor Support Agreement and certain of its provisions will terminate and be of no further force or effect upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms and (ii) the mutual written consent of the parties thereto.

Other Services:

On March 25, 2026 the Company entered into an agreement for capital marketing services which included investor relations, media relations, and other. The Company paid a one-time project fee of $7,107 upon execution of the contract. Subject to the closing of the pending Business Combination, the Company will incur (i) a quarterly fee of $60,000 to be paid on the first day of each quarter, with the first quarterly payment adjusted on a pro-rata basis from the date of the Business Combination, (2) a payment of three percent (3%) of the quarterly fee as a service fee for access to market intelligence platforms, and (3) reimburse the third party expenses incurred. Starting April 1, 2026, the Company is charged a fee of $7.500 per month until the consummation of the Business Combination. The agreement expires February 28, 2027 and shall automatically renew for successive quarterly basis unless either party terminates the agreement by the dates defined in the agreement.

Note 5. Net Loss Per Share Attributable to the Common Stockholder

The following table sets forth the computation of basic and dilutive net loss per share attributable to the common stockholder for the three-month period ending March 31, 2026:

March 31,
2026
Numerator:
Net loss	$(35,643)

Denominator:
Weighted-average number of shares outstanding used to compute net loss per share attributable to the common stockholder, basic and diluted	1
Net loss per share attributable to the common stockholder, basic and diluted	$(35,643)

During the three-month period ending March 31, 2026, there were no potentially dilutive securities excluded from the calculation of diluted net loss per share attributable to the common stockholder.

StablecoinX Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2026

Note 6. Segment Information

ASC Topic 280, Segment Reporting, establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the CODM, or group, in deciding how to allocate resources and assess performance.

The CODM has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the unaudited condensed consolidated statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews operating expenses, which were $35,643, included in net loss for the three-month period ending March 31, 2026.

Operating expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination or similar transaction within the business combination period. The CODM also reviews operating expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. Operating expenses, as reported on the consolidated statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

March 31,
2026
Operating expenses	$35,643

Note 7. Related Party Transactions and Balances

As of March 31, 2026, accrued expenses include $20,800 and $11,875 due to TLGY and SC Assets, respectively, for services incurred by the Company paid for by the noted entity. As of December 31, 2025, accrued expenses include approximately $20,800 and $8,900 due to TLGY and SC Assets, respectively, for services incurred by the Company paid for by the noted entity.

Note 8. Subsequent Events

The Company has evaluated subsequent events through May 29,2026, the date on which these unaudited condensed consolidated financial statements were available to be issued and has determined that there are no reportable event other than those disclosed elsewhere in the unaudited condensed consolidated financial statements.